Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C.  SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Ferroglobe PLC (the “Company”) on Form 20-F for the period ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)          the Report fully complies with the requirements of Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2018

By:	/s/ Pedro Larrea Paguaga
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Joseph Ragan
Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer)

This certification is being furnished to the U.S. Securities and Exchange Commission with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ferroglobe and will be retained by Ferroglobe and furnished to the U.S. Securities and Exchange Commission or its staff upon request.